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                                                                    EXHIBIT 99.6
                                   CD&L, INC.

                          NOMINEE HOLDER CERTIFICATION

         The undersigned, a bank, broker, trustee, depositary or other nominee of subscription rights (the "Rights") to subscribe for and purchase shares of common stock, par value $.001 per share (the "Common Stock"), of CD&L, Inc. (the "Company") pursuant to the rights offering described in the Company's prospectus dated , 2004 (the "Prospectus"), hereby certifies to the Company and to American Stock Transfer & Trust Company, as Subscription Agent for such rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of whole Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus) of those beneficial owners of Rights who have also subscribed for the purchase of additional shares of Common Stock pursuant to the Oversubscription Privilege (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Privilege and the corresponding Oversubscription Privilege (without identifying any such beneficial owner), and
(2) each such beneficial owner's Basic Subscription Privilege has been exercised in full:

                                                                      Number of Shares Subscribed for
            Number of Shares         Rights Exercised Pursuant to               Pursuant to
        Owned On the Record Date     Basic Subscription Privilege       Oversubscription Privilege
1.
        ------------------------     ----------------------------     -------------------------------

2.
        ------------------------     ----------------------------     -------------------------------

3.
        ------------------------     ----------------------------     -------------------------------

4.
        ------------------------     ----------------------------     -------------------------------

5.
        ------------------------     ----------------------------     -------------------------------

6.
        ------------------------     ----------------------------     -------------------------------

7.
        ------------------------     ----------------------------     -------------------------------

8.
        ------------------------     ----------------------------     -------------------------------

Provide the following information if applicable:


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Depository Trust Company ("DTC")
Participant Number

By:
   ---------------------------------------------
Name:
     -------------------------------------------
Title:
      ------------------------------------------


DTC Subscription Confirmation Number(s):
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